EXHIBIT 10.7

Contract No. 210099

FORM OF SERVICE AGREEMENT
FOR RATE SCHEDULE MN365

     This Service Agreement is made and entered into this 29th day of June, 2005, by and between Maritimes & Northeast Pipeline, L.L.C. (herein called “Pipeline”) and Anadarko LNG Marketing, LLC (herein called “Customer”, whether one or more),

W I T N E S S E T H:

WHEREAS, Customer and Pipeline are parties to a precedent agreement dated as of even date herewith (“Precedent Agreement”), pursuant to which Pipeline will expand its existing system to make available additional pipeline capacity on its system;

WHEREAS, Customer desires that Pipeline transport gas for Customer’s account subject to the terms and conditions of this Agreement and Pipeline’s Rate Schedule MN365; and

WHEREAS, Pipeline desires to transport gas for Customer’s account subject to the terms and conditions of this Agreement and Pipeline’s Rate Schedule MN365.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:

ARTICLE I
SCOPE OF AGREEMENT

     Subject to the terms, conditions and limitations hereof, of Pipeline’s Rate Schedule MN365, and of the GT&C, transportation service hereunder will be firm and Pipeline agrees to deliver for Customer’s account quantities of natural gas up to the following quantity:

Maximum Daily Transportation Quantity (MDTQ) 699,300 Dth
Maximum Annual Transportation Quantity (MATQ) 255,244,500 Dth

Notwithstanding the foregoing, commencing on the Initial Commencement Date, as that term is defined in the Precedent Agreement, the MDTQ shall be a quantity equal to the Initial MDTQ, as determined pursuant to the terms of Paragraph 5 of the Precedent Agreement, and the MATQ shall be a quantity equal to the product of such Initial MDTQ multiplied by 365. From and after the Service Commencement Date, as that term is defined in the Precedent Agreement, this paragraph shall be of no further force or effect and the MDTQ and MATQ shall be as set forth in the immediately preceding paragraph.

Contract No. 210099

     Pipeline will receive for Customer’s account for transportation hereunder daily quantities of gas up to Customer’s MDTQ, plus Fuel Retainage Quantity, at Point(s) of Receipt as specified in Article IV herein. Pipeline will transport and deliver for Customer’s account such daily quantities tendered up to such Customer’s MDTQ (and, on a cumulative basis, the MATQ) at Point(s) of Delivery as specified in Article IV herein.

     On any given Day, Pipeline shall not be obligated to, but may at its sole discretion, receive at Point(s) of Receipt quantities of gas in excess of Pipeline’s Maximum Daily Receipt Obligation (MDRO), plus Fuel Retainage Quantity, but shall not receive in the aggregate at all Points of Receipt on any day a quantity of gas in excess of the applicable MDTQ, plus Fuel Retainage Quantity. On any given day, Pipeline shall not be obligated to, but may at its sole discretion, deliver at any Point of Delivery quantities of gas in excess of Pipeline’s Maximum Daily Delivery Obligation (MDDO), but shall not deliver in the aggregate at all Points of delivery on any day quantities of gas in excess of the applicable MDTQ.

ARTICLE II
TERM OF AGREEMENT

     Service under this Agreement shall commence on the earlier of the Initial Commencement Date or the Service Commencement Date, as such terms are defined in the Precedent Agreement, and shall continue in effect for a term ending twenty (20) years after the Service Commencement Date, as such term is defined in the Precedent Agreement (“Primary Term”) and shall remain in force from year to year thereafter unless terminated by either party by two (2) years written notice prior to the end of the Primary Term or any successive term thereafter. Customer agrees that Pipeline may terminate this Service Agreement at any time subject to the provisions of Sections 4 and 16 of the GT&C and such provisions are incorporated herein by reference. If the Precedent Agreement terminates for a reason other than pursuant to Paragraph 10(F) thereof, then upon such termination, this Service Agreement shall terminate and have no further force or effect.

     THIS SERVICE AGREEMENT SHALL BE DEEMED A “ROFR AGREEMENT” UNDER THE GT&C OF PIPELINE’S FERC GAS TARIFF, AND THE PROVISION OF A TERMINATION NOTICE BY EITHER CUSTOMER OR PIPELINE, PURSUANT TO ARTICLE II, OR THE EXPIRATION OF THIS SERVICE AGREEMENT BY ITS OWN TERMS TRIGGERS CUSTOMER’S RIGHT OF FIRST REFUSAL UNDER SECTION 4.2 OF THE GT&C OF PIPELINE’S FERC GAS TARIFF.

     Any portions of this Service Agreement necessary to correct or cash-out imbalances or to make payment under this Service Agreement as required by the GT&C will survive the other parts of this Service

Contract No. 210099

Agreement until such time as such balancing or payment has been accomplished. To the extent that Customer desires to terminate this Service Agreement and Pipeline agrees to such termination, Pipeline will collect as part of the exit fee all (or such lesser portion as Pipeline agrees to) of the capacity Reservation Charges otherwise recoverable by Pipeline from Customer for the balance of the contractual term, absent such early termination.

ARTICLE III
RATE SCHEDULE

     For the entire period when this Service Agreement is in effect, this Service Agreement will be subject to all provisions of Rate Schedule MN365 and the GT&C of Pipeline’s Tariff on file with the Federal Energy Regulatory Commission, all of which are by this reference made a part hereof.

     Customer agrees to and will pay Pipeline all Reservation, Usage and other charges and fees provided for in Rate Schedule MN365, as effective from time to time, for service under this Service Agreement. In the event Pipeline and Customer agree to a discounted rate for a specified term of service hereunder, provisions governing such discounted rate and term shall be applicable, and shall be as specified in the Discount Confirmation to this Service Agreement. In the event Pipeline and Customer agree to a negotiated rate for a specified term of service hereunder, provisions governing such negotiated rate and term shall be applicable, and shall be as specified in the written negotiated rate agreement between Customer and Pipeline and reflected on an appropriate rate sheet filed as part of Pipeline’s Tariff.

     Customer agrees that Pipeline shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in: (i) the rates and charges applicable to service pursuant to Pipeline’s Rate Schedule MN365 and under this FERC Gas Tariff; (ii) Pipeline’s Rate Schedule MN365; and/or (iii) any provision of the GT&C under Pipeline’s Tariff. Customer shall have the right to take any position before the appropriate regulatory authority in response to any filing contemplated in this paragraph, unless Customer has otherwise agreed not to take a particular position.

ARTICLE IV
POINT(S) OF RECEIPT, DELIVERY AND MEASUREMENT

     The Point(s) of Receipt and Point(s) of Delivery at which Pipeline shall receive and deliver gas, respectively, shall be specified in Exhibit(s) A and B of this effective Service Agreement. The Point(s) of Measurement shall be specified in Exhibit A of this effective Service Agreement.

Contract No. 210099

     Exhibit(s) A and B are hereby incorporated as part of this Service Agreement for all intents and purposes as if fully copied and set forth herein at length.

ARTICLE V
QUALITY

     All natural gas tendered to Pipeline for Customer’s account shall conform to the quality specifications set forth in Section 12 of Pipeline’s GT&C. Customer agrees that if Customer tenders gas for service hereunder and Pipeline accepts such gas which does not comply with Pipeline’s quality specifications, Customer will pay all costs associated with processing of such gas as necessary to comply with such quality specifications.

ARTICLE VI
ADDRESSES

     Except as herein otherwise provided or as provided in the GT&C, any notice, request, demand, statement, invoice or payment provided for in this Service Agreement, or any notice which any party desires to give to the other, must be in writing and will be considered as duly delivered when mailed by registered, certified, or regular mail to the post office address of the parties hereto, as the case may be, as follows:

(a) Pipeline:	Maritimes & Northeast Pipeline, L.L.C.
Attn: Vice President
M&N Management Company
890 Winter Street, Suite 300
Waltham, MA 0245
Phone: (617) 560-1383
Facsimile: (617) 560-1552

(b) Customer:	Anadarko LNG Marketing, LLC
c/o Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attn: Manager, Commercial Development
Phone: (832) 636-1000_______
Facsimile: (832) 636-8263______

Anadarko LNG Marketing, LLC
c/o Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attn: Gas Marketing Operations Manager
Phone: (832) 636-1000
Facsimile: (832) 636-7215

Contract No. 210099

or such other address as either party designates by formal written notice.

ARTICLE VII
ASSIGNMENTS

     Any Company which succeeds by purchase, merger, or consolidation to the properties, substantially as an entirety, of Customer or of Pipeline will be entitled to the rights and will be subject to the obligations of its predecessor in title under this Service Agreement. Either Customer or Pipeline may assign or pledge this Service Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument which it has executed or may execute hereafter. Except as set forth above, neither Customer nor Pipeline shall assign this Service Agreement or any of its rights hereunder without the prior written consent of the other party; provided, however, that neither Customer nor Pipeline shall be released from its obligations hereunder without the consent of the other. In addition, Customer may assign its rights to capacity pursuant to Section 9 of the GT&C.

ARTICLE VIII
AGENCY ARRANGEMENT

     Customer shall have the right to designate an agent or person to provide nomination and scheduling information, to receive invoices and make payments, to take actions necessary to release capacity and to handle imbalance resolutions for Customer on Customer’s behalf. The agent may be the same as used for similar purposes with respect to transportation on Maritimes & Northeast Pipeline Limited Partnership or other third party pipeline. Customer must provide Pipeline with thirty (30) days’ advance written notice of its agent and the effective date after which Pipeline is to act in accordance with the directions of the agent. Pipeline shall be entitled to rely on the representations, actions, and other directions of the agent on behalf of Customer and will be fully protected in relying upon such agent. Customer indemnifies and holds Pipeline harmless with respect to actions taken by Pipeline in reliance on Customer’s agent.

ARTICLE IX
NONRECOURSE OBLIGATION OF
LIMITED LIABILITY COMPANY,
MANAGING MEMBER AND OPERATOR

     Customer acknowledges and agrees that (a) Pipeline is a Delaware limited liability company; (b) Customer shall have no recourse against any member of Pipeline or against Maritimes & Northeast Pipeline Limited Partnership or a member thereof with respect to Pipeline’s obligations under this Service Agreement and that its sole

Contract No. 210099

recourse shall be against the assets and revenues of Pipeline, irrespective of any failure to comply with applicable law of any provision of this Service Agreement; (c) no claim shall be made against any member of Pipeline or against Maritimes & Northeast Pipeline Limited Partnership or a member thereof under or in connection with this Service Agreement; (d) no claims shall be made against the Operator, its officers, employees, and agents, under or in connection with this Service Agreement and the performance of its duties as Operator (provided that this shall not bar claims resulting from the gross negligence, undue discrimination or willful misconduct of the Operator) and Customer shall provide the Operator with a waiver of subrogation of Customer’s insurance company for all such claims, and (e) this representation is made expressly for the benefit of the members in Pipeline, the Managing Member, Operator, Maritimes & Northeast Pipeline Limited Partnership and its members.

ARTICLE X
INTERPRETATION

     The parties hereto agree that the interpretation and performance of this Service Agreement must be in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

     This Service Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction.

ARTICLE XI
CANCELLATION OF PRIOR CONTRACT(S)

Not applicable.

     IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be executed by their respective duly authorized officers and attested by their respective Secretaries or Assistant Secretaries, the day and year first above written.

MARITIMES & NORTHEAST PIPELINE, L.L.C.
	by:	M&N Management Company,
its Managing Member

	By	/s/ Douglas P. Bloom

ATTEST:

/s/ Randy Pelletier

Contract No. 210099

ANADARKO LNG MARKETING, LLC

	By	/s/ James R. Larson

ATTEST:

/s/ Charlene Ripley

FORM OF SERVICE AGREEMENT
FOR RATE SCHEDULE MN365
(continued)

EXHIBIT A

to SERVICE AGREEMENT UNDER
RATE SCHEDULE MN365
BETWEEN
MARITIMES & NORTHEAST PIPELINE, L.L.C.
AND

ANADARKO LNG MARKETING, LLC (“CUSTOMER”)

DATED June 29, 2005

FIRM RECEIPT POINTS

RECEIPT PRESSURE
RECEIPT POINT	MDRO	LIMITATIONS
(plus applicable fuel retainage quantities)

Calais, Maine	699,300 Dth/d	None stated

MEASUREMENT POINT	PRESSURE LIMITATIONS
As defined the GT&C	None stated

*	All interconnections between the facilities of Pipeline and facilities of other operators, including, without limitation, the interconnection between Pipeline and Tennessee Gas Pipeline Company at Dracut, Massachusetts and the interconnection between Pipeline and Algonquin Gas Transmission, LLC at Beverly, Massachusetts, shall be available as Secondary Point(s) of Receipt (as defined in Pipeline’s FERC Gas Tariff).

*	This Exhibit A shall become effective on the Service Commencement Date. If the Initial Commencement Date is earlier than the Service Commencement Date, then for the period of time between the Initial Commencement Date and the Service Commencement Date, the applicable MDRO shall equal the MDTQ which shall be determined in accordance with Article I of this Agreement.

Signed for Identification
Pipeline:	/s/ Douglas P. Bloom
Customer:	/s/ James R. Larson
Supersedes Exhibit A Dated None

FORM OF SERVICE AGREEMENT
FOR RATE SCHEDULE MN365
(continued)

EXHIBIT B

to SERVICE AGREEMENT UNDER
RATE SCHEDULE MN365
BETWEEN
MARITIMES & NORTHEAST PIPELINE, L.L.C.
AND
ANADARKO LNG MARKETING, LLC (“CUSTOMER”)

DATED June 29, 2005

FIRM DELIVERY POINTS

DELIVERY
DELIVERY		PRESSURE
POINT	MDDO	LIMITATIONS
Veazie (mainline interconnect with the Veazie Lateral)	97,200 Dth/d	None stated

Newington (mainline interconnect with the Newington Lateral)	32,400 Dth/d	None stated

Portland Natural Gas Interconnect at Westbrook, Maine	75,600 Dth/d	None Stated

Westbrook Lateral	64,800 Dth/d	None Stated

Tennessee Interconnect at Dracut, Massachusetts	197,640 Dth/d	None stated

Algonquin Interconnect at Beverly, Massachusetts	231,660 Dth/d	None stated

*	All interconnections between the facilities of Pipeline and facilities of other operators shall be available as Secondary Point(s) of Delivery (as defined in Pipeline’s FERC Gas Tariff).

*	This Exhibit B shall become effective on the Service Commencement Date. If the Initial Commencement Date is earlier than the Service Commencement Date, then for the period of time between the Initial Commencement Date and the Service Commencement Date, the Primary Points of Delivery and applicable MDDOs shall be governed by a separate Exhibit B to which Pipeline and Customer will mutually agree.

Signed for Identification
Pipeline:	/s/ Douglas P. Bloom
Customer:	/s/ James R. Larson
Supersedes Exhibit B Dated